EXHIBIT 10.11

     AGREEMENT ON TRANSFER OF SHARES OF HENAN ZHONGPIN FOOD SHARE CO., LTD. DATED MAY 23, 2005 BETWEEN WANG QING HE AND HENAN ZHONGPIN FOOD CO., LTD.

             Wang Qinghe transfers to Henan Zhongpin Food Co., Ltd. 736,357 shares of the common stock of Henan Zhongpin Food Share Co., Ltd. (the "Operating Company"), par value RMB 1.00, representing approximately 4.9% of the Operating Company's issued and outstanding shares. Upon completion of the stock transfer, Wang Qinghe shall still hold 81,817 shares of the Operating Company's common stock, representing approximately 0.54% of the Operating Company's issued and outstanding shares.